                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              The Registry, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                               THE REGISTRY, INC.
                                189 Wells Avenue
                          Newton, Massachusetts 02159



G. Drew Conway
President and Chief Executive Officer


                                                 October 26, 1996


To Our Stockholders:

     You are cordially invited to attend the annual meeting of the stockholders of The Registry, Inc., which will be held on November 21, 1996 at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:00 a.m.

     On the following pages, you will find the formal notice of the annual meeting and our proxy statement. When you have finished reading the statement, please promptly mark, sign, and return to us the enclosed proxy card to insure that your shares will be represented.

     This is our first annual meeting since our initial public offering and we hope that many of you will be able to attend the meeting in person. I look forward to seeing you there.



                                   Sincerely yours,

                                   /s/ G. Drew Conway

                                   President and Chief Executive Officer

                               THE REGISTRY, INC.

                                189 WELLS AVENUE
                          NEWTON, MASSACHUSETTS  02159



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 21, 1996

     Notice is hereby given that the Annual Meeting of Stockholders of The Registry, Inc. (the "Company") will be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:00 a.m., on Thursday, November 21, 1996 for the following purposes:

1.   To elect one Class I director.

2. To amend the Company's Articles of Organization to increase the number of authorized shares of capital stock of the Company from 30,000,000 shares, consisting of 29,000,000 shares of common stock, no par value ("Common Stock"), and 1,000,000 shares of preferred stock, par value $.10 per share ("Preferred Stock") to 50,000,000 shares, consisting of 49,000,000 shares of Common Stock, and 1,000,000 shares of Preferred Stock.

3. To transact any other business that may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on October 7, 1996 are entitled to notice of and to vote at the meeting.

     If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.


                                              By Order of the Board of Directors


                                              Robert E. Foley
                                              Clerk

October 26, 1996

                               THE REGISTRY, INC.


                         ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 21, 1996


                                PROXY STATEMENT


     The enclosed proxy is solicited by and on behalf of the Board of Directors of The Registry, Inc. (the "The Registry" or the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:00 a.m., on Thursday, November 21, 1996, or at any adjournment or adjournments
thereof.   A proxy may be revoked by a stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) otherwise delivering a written revocation to the Clerk of the Company or (iii) attending the Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting by the persons named in the proxy for the proposal set forth below.

     The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) may solicit proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees to solicit proxies personally and by mail, telephone and telegram from brokerage houses and other shareholders. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

     In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. The holders of record of shares of the common stock, no par value, of the Company (the "Common Stock") at the close of business on October 7, 1996 are entitled to receive notice of and to vote at the Meeting. As of that date, the Company had issued and outstanding 10,230,000 shares of Common Stock. Each such share of Common Stock is entitled to one vote on each matter to come before the Meeting.

     Consistent with state law and the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Company to act as the election inspector for the Meeting. The nominee for election as a Class I director at the meeting who receives the greatest number of votes properly cast for the election of director will be elected. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

     The Annual Report to Stockholders for the Company's fiscal year ended June 29, 1996 accompanies this proxy statement. This proxy statement and the enclosed proxy are being mailed to stockholders on the same date as the date of the Notice of Annual Meeting.


                               PROPOSAL NUMBER 1

                          ELECTION OF CLASS I DIRECTOR

     The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned (and not revoked) in favor of the election as a Class I director of the nominee named below, unless authority to vote for the election of such nominee is withheld, by marking the proxy to that effect.

     Pursuant to the Company's Restated Articles of Organization, the Board of Directors is divided into three classes, as nearly equal in number as possible, so that each director will serve for three years, with one class of directors being elected each year.

     The nominee is the Director currently designated as Class I Director, Robert P. Badavas, whose term expires at the 1996 Annual Meeting. The enclosed proxy cannot be voted for a greater number of persons than one.

     If Proposal Number 1 is approved, Robert P. Badavas will be elected as a Class I Director for a term of three years expiring at the 1999 Annual Meeting, and until his respective successor is elected and shall qualify to serve.

     It is expected that the nominee will be able to serve, but if such nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

NOMINEE

     Mr. Badavas became a director of the Company in May 1996. Mr. Badavas has been President and Chief Executive Officer of Cerulean Technology, Inc., a provider of mobile information systems applications, since December 1995. From October 1986 through October 1995, Mr. Badavas was employed by Chipcom Corporation, a manufacturer of computer networking intelligent switching systems, where he served as Senior Vice President, Finance, from July 1994 to October 1995, Vice President, Finance, from October 1986 to July 1994 and Chief Financial Officer and Treasurer throughout this time. Mr. Badavas is 43 years old.

OTHER DIRECTORS

     Mr. Conway, a Class III director, is the founder of the Company, and has served as President, Chief Executive Officer and Director of the Company since its incorporation in May 1986 and as Treasurer from such date until March 1996. From 1983 until 1986, Mr. Conway was a founder and principal of The Experts, a technical staffing company. Mr. Conway previously served as an Account Manager
with EDP Temps, a technical staffing company.   Mr. Conway is 39 years old.

     Mr. O'Brien, a Class II director, became a director of the Company in April 1996. Mr. O'Brien is the President of The O'Brien Group, Inc., a consulting firm in the areas of community relations and external affairs that he founded in January 1995. Before founding The O'Brien Group, Mr. O'Brien was employed by New England Telephone and Telegraph Company, most recently as Chairman of the Board from 1993 to December 1994 and as President and Chief Executive Officer from 1988 to 1993. Mr. O'Brien is also a director of Bank of Boston Corporation, Cambridge NeuroScience, Inc., First Pacific Networks Inc. and Shiva
Corporation.   Mr. O'Brien is 56 years old.

BOARD OF DIRECTORS AND COMMITTEES

     The Company completed the initial public offering of its common stock on June 10, 1996 (the "Offering"). Following the Offering, the Board of Directors constituted the Audit and Compensation Committees, with Messrs. Badavas and O'Brien being the members of each Committee.

     Prior to April 1996, Mr. Conway was the sole director of the Company and generally acted by written consent. The Board of Directors held one meeting during the fiscal year ended June 29, 1996. In fiscal 1996, each director attended all of the Board meetings held during such time each director was in office. There were no meetings of the Audit Committee or Compensation Committee during the period from the Company's initial public offering through June 29, 1996.

The Board of Directors currently has two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee or a committee performing similar functions.

     The Audit Committee, presently composed of Messrs. Badavas, Conway and O'Brien, held no meetings during the fiscal year ended June 29, 1996. The Audit Committee has the responsibility of recommending to the Board of Directors the independent auditors to be engaged by the Company, reviewing with management and with the independent auditors the Company's internal accounting procedures and controls and reviewing with the independent auditors the scope and results of their audit.

     The Compensation Committee, presently composed of Messrs. Badavas and O'Brien, for the fiscal year ended June 29, 1996. During fiscal 1996 the Compensation Committee held no meetings. The Compensation Committee has the responsibility of providing recommendations to the Board regarding compensation matters and administering the Company's stock option and stock purchase plans.

DIRECTOR COMPENSATION

  Directors who are not officers or employees of the Company are paid $1,000 for each Board meeting attended and an annual fee of $1,000 for each membership on a committee of the Board. In addition, each non-employee director is granted stock options pursuant to the Company's 1996 Eligible Directors Stock Plan.

  The Company's 1996 Eligible Directors Stock Plan  (the "Directors Stock
Plan") was approved by the Board of Directors and by the Company's sole stockholder on March 29, 1996. Under the Directors Stock Plan, each director who is not an officer, employee or consultant of the Company or any subsidiary of the Company (an "outside director") will be granted, upon first being elected to the Board of Directors, an option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value on the date of the grant. A total of 100,000 shares of Common Stock are available for awards under the Directors Stock Plan. The options granted under the Directors Stock Plan will vest in four equal annual installments commencing one year after the date of grant. No options may be granted under the Directors Stock Plan after March 29, 2006. In connection with their initial election to the Board of Directors, each of Messrs. O'Brien and Badavas has been granted an option to purchase 20,000 shares at an exercise price of $11.00 per share in the case of Mr. O'Brien and $13.00 per share in the case of Mr. Badavas, the fair market value of the Common Stock on the date of grant.


                  THE BOARD OF DIRECTORS RECOMMENDS ELECTION
                OF THE NOMINEE DESCRIBED IN PROPOSAL NUMBER 1.


                               PROPOSAL NUMBER 2


            2. PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF ORGANIZATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK.

     The Company's Restated Articles of Organization presently provide that the Company is authorized to issue 30,000,000 shares of capital stock, of which 29,000,000 shares are designated common stock, no par value ("Common Stock"), and 1,000,000 are designated preferred stock, par value $0.10 per share ("Preferred Stock"). As of September 20, 1996 the Company had: (i) 10,230,000 shares of Common Stock outstanding, (ii) 2,000,000 committed for various issuances upon the exercise of outstanding options and rights to acquire Common Stock and (iii) no shares of Preferred Stock outstanding. All outstanding shares of Common Stock are fully paid and nonassessable and the holders thereof are entitled to one vote for each share held.

     If Proposal Number 2 is approved, the additional shares of Common Stock would be available for sale pursuant to public offerings, for use in acquisitions, for stock dividends, for issuance pursuant to stock options and other rights to purchase or receive shares and for any other purpose for which shares of Common Stock may be issued under the laws of The Commonwealth of Massachusetts. Except for the possible issuance of shares of Common Stock in connection with potential acquisitions of complimentary business, which issuances would not exceed the currently authorized number of shares of Common Stock, the Company has no other immediate plans for the issuance of any of its authorized but unissued and unreserved shares of Common Stock.

     The Board of Directors believe that approval of the proposed amendment is in the Company's best interest, as the amendment to the Restated Articles of Organization would facilitate the Company's business and financial purposes in the future without the necessity of delaying such activities for further shareholder approvals, except as may be required in a particular case by the Company's charter documents, applicable law, or the rules of any stock exchange or other system on which the Company's securities may be listed.

     The affirmative vote of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to adopt the proposed amendment.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                       SHAREHOLDERS VOTE FOR PROPOSAL 2.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

  The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company's Common Stock as of September 20, 1996 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each of the Chief Executive Officer and the four other most highly paid executive officers of the Company in fiscal 1996 (collectively, the "Named Executive Officers") and each director of the Company, and (iii) all executive officers and directors of the Company as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned:

Name of Directors, Named Executive                         Shares Beneficially     Percentage of
-----------------------------------                        --------------------  ------------------
Officers and 5% Stockholders                                    Owned (1)        Outstanding Shares
-----------------------------------                        --------------------  ------------------

G. Drew Conway                                                7,700,200             75.3%
   President, Chief Executive Officer and
   Chairman of the Board
Robert P. Badavas                                                 5,000               *
   Director
Paul C. O'Brien                                                   5,000               *
   Director
Mark W. Biscoe                                                    2,400               *
   Vice President, Northeast Region
Anthony F. Carusone                                               2,200               *
   Vice President, Southeast Region
Christopher B. Egizi                                              7,200               *
   Vice President, Midwest Region
Martin E. Goober                                                  1,950               *
   Vice President, Operations
All directors and executive officers
   as a group
   (13 persons)                                               7,744,250             75.7%

--------------
*     Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the share ownership and percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

EXECUTIVE COMPENSATION

  The following table sets forth certain information regarding all compensation received by the Company's President and Chief Executive Officer and each of the other four most highly compensated executive officers during fiscal 1996 (the ''Named Executive Officers''):

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION      OTHER           OPTIONS
NAME AND PRINCIPAL POSITION                SALARY      BONUS       COMPENSATION    GRANTED

G. Drew Conway
 President and
Chief  Executive Officer.....              $520,000      $     --      $10,561           --
Anthony F. Carusone
 Vice President,
Southeast Region.............                97,940       199,052           --        50,000
Christopher B. Egizi
 Vice President,
Midwest Region...............               201,800        80,000           --        60,000
Mark W. Biscoe
 Vice President,
Northeast Region.............                97,745       167,867           --        50,000
Martin E. Goober
 Vice President,
Operations...................               118,600       139,000           --        50,000

EMPLOYMENT AGREEMENTS

  In connection with the initial public offering, the Company entered into an employment agreement (the ''Employment Agreement'') with Mr. Conway pursuant to which Mr. Conway will be employed as President and Chief Executive Officer of the Company. The Employment Agreement provides for a term of four years and an annual base salary of $400,000, $425,000, $475,000 and $525,000 in the first through fourth years of the term. Mr. Conway is also eligible for a bonus based on performance criteria pre-established by the Compensation Committee for each year and subject to a maximum limitation of $160,000 in the first year. The Employment

Agreement provides that if Mr. Conway's employment is terminated without ''cause'' (as defined in the Agreement) or if Mr. Conway terminates his employment for ''good reason'' (as defined in the Agreement), the Company will pay Mr. Conway severance equal to two years of base compensation plus a portion of the bonus paid or payable with respect to the immediately preceding full employment year based on days of service in the year of termination. In addition, if Mr. Conway's employment is terminated at the end of the term of the Employment Agreement, he will be entitled to severance equal to one year of base compensation. The agreement also contains non-competition and non-solicitation covenants during the employment term and for a two-year period thereafter.

  The following table sets forth certain information concerning grants of stock options made during fiscal 1996 to each of the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR



                                                                                                            Potential Realizable
                                   Number of           Percent of                                            Value at Assumed
                                   Securities         Total Options                                         Annual Rates of Stock
                                   Underlying          Granted to       Exercise or                         Price Appreciation for
                                    Options           Employees in         Base          Expiration             Option Terms (2)
   Name                           Granted (#)(1)       Fiscal Year       ($/Share)          Date                5%          10%
___________________________________________________________________________________________________________________________________

G. Drew Conway                         -                   -                 -                  -               -            -
Mark  W. Biscoe                      50,000               4.1%             $11.00            3/06/06        $345,892      $876,558
Anthony F. Carusone                  50,000               4.1%             $11.00            3/06/06        $345,892      $876,558
Christopher B. Egizi                 60,000               5.0%             $11.00            3/06/06        $415,000    $1,051,870
Martin E. Goober                     50,000               4.1%             $11.00            3/06/06        $345,892      $876,558

___________________________
(1) The expiration date of each option is the tenth anniversary of the date on which it was originally granted. These options are exercisable in five installments commencing on December 10, 1996 and annually thereafter commencting on December 15, 1997.

(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the option holders' continued employment through the option period, and the date on which the options are exercised.

  The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on June 29, 1996. No options were exercised by any of the Named Executive Officers during fiscal year 1996.


                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                   Number of Shares                  Value of Unexercised In-
                                 Underlying Unexercised                   In-the-Money
                               Options at Fiscal Year-End           Options at Fiscal Year-End
Name                         Exercisable      Unexercisable       Exercisable      Unexercisable
------------------------------------------------------------------------------------------------
G. Drew Conway
Mark W. Biscoe                                  50,000                              $   912,500
Anthony F. Carusone                             50,000                                  912,500
Christopher B. Egizi                            60,000                                1,095,000
Martin E. Goober                                50,000                                  912,500

  No Stock appreciation rights were granted to any Named Executive Officer during fiscal 1996, nor were any outstanding at June 29, 1996.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  Prior to the Company's initial public offering in June 1996, Mr. Conway, the President, Chief Executive Officer and majority stockholder of the Company, together with Mr. Foley, the Chief Financial Officer of the Company, established levels of compensation for the Company's executive officers.

  Messrs. Conway and Foley considered a wide variety of factors in establishing executive compensation levels, including the following factors and objectives:

 . Linkage between the Company's business strategy and executive compensation.
 . Emphasis on profitability at the corporate, regional, and branch levels.
 . The attraction and retention of competent and motivated individuals at salary and bonus levels commensurate with competitors.

 . Balance between salary and performance based commissions and bonuses.
 . The creation of a core executive team whose compensation program is aligned with the Company's goals and growth objectives.

   Following the Company's initial public offering, the Board of Directors established the Compensation Committee which is comprised of Messrs. Badavas and O'Brien.

G. Drew Conway
President and Chief Executive Officer


                            STOCK PERFORMANCE GRAPH

   The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the initial public offering (June 5, 1996) through the fiscal year ended June 29, 1996 with the cumulative total return on the NASDAQ stock index and the peer group index. The comparison assumes $100 was invested on June 5, 1996 in The Registry, Inc's Common Stock and in each of such indices and assumes reinvestment of dividends, where applicable. The Peer Group is composed of the following companies: Computer Horizons Corp. (CHRZ), Sykes Enterprises, Incorporated (SYKE), On Assignment, Inc. (ASGN), Data Processing Resources Corporation (DPRC), Alternative Resources Corp. (ALRC), SCB Computer Technology, Inc. (SCBI) and Whittman-Hart, Inc. (WHIT).


[PERFORMANCE CHART APPEARS HERE]


Registry Inc.         100                  172.06
Peer Group            100                   91.84
Broad Market          100                   95.63


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal 1996, Mr. Conway, the President, Chief Executive Officer and majority stockholder of the Company, together with Mr. Foley, the Chief Financial Officer of the Company, established levels of compensation for the Company's executive officers. Subsequent to the public offering in June of 1996, the Company established a Compensation Committee consisting of Messrs. O'Brien and Badavas, neither of whom is or has ever been an officer, employee or consultant of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 29, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On September 19, 1995, the Company entered into four lease agreements, each with a term ending on September 30, 2010, with the 189 Wells Avenue Realty
Trust (the "Realty Trust") for a total of approximately 18,800 square feet of office space located at 189 Wells Avenue, Newton, Massachusetts at an annual rent of approximately $357,000. The Company's executive offices are located in these spaces. Mr. Conway is the sole beneficiary of the Realty Trust and Mr. Foley is the trustee of the Realty Trust. Management believes that the terms of each lease agreement are no less favorable to the Company than could be obtained in a transaction with an unrelated third party.

  The Realty Trust acquired the building in August 1992 with approximately $170,000 borrowed from the Company pursuant to the Realty Trust Loan described below and approximately $1,650,000 in bank financing. The Realty Trust, and not the Company, acquired the building based on the advice of the Company's advisors and lending banks that (i) the Company should not be in the business of owning and operating real estate and (ii) the Company should not be burdened by additional debt on its books, given its debt to equity ratio. In connection with the refinancing of the Realty Trust's mortgage on the building in September 1995, approximately $649,000 of the proceeds from the refinancing were distributed to Mr. Conway. The Realty Trust repaid the outstanding balances under the Realty Trust Loan in June of 1996 and accordingly has an equity interest in the building at June 29, 1996.

  Beginning in May 1990, the Company had made certain loans (''Loans'') to Mr. Conway. The largest amount outstanding under all such Loans was $1,108,982 on September 25, 1995. The proceeds of such Loans were applied as follows:
$300,000 was used for capital contributions to America's Registry, Inc., a Massachusetts corporation of which Mr. Conway was then the sole stockholder and
now a wholly-owned subsidiary of the Company  ("ARI"),   and the balance was
used for personal purposes. On June 10, 1996 amounts outstanding were repaid in full using proceeds earned from the public offering.

  Beginning on August 25, 1992, the Company made certain loans to the Realty Trust, used to purchase and operate the office building at 189 Wells Avenue, Newton, Massachusetts, in which the Company's executive offices are located (the ''Realty Trust Loan''). The largest amount outstanding under such loans was $420,988 as of May 30, 1996, the date of the note evidencing such indebtedness. The outstanding balances under such loans accrued interest at a rate equal to 5.43% per annum, compounded semi-annually. In June of 1996, the president and majority stockholder contributed $421,000 to the Trust which was used to repay the notes and related interest.

  In December 1995, ARI paid dividends to Mr. Conway totaling $861,500, of which amount Mr. Conway used $645,000 to repay principal and accrued interest on the Loans.

  In November 1994, the Company acquired Axiom Consulting Group, Inc. (''Axiom'') (currently doing business as ''Network Systems Consulting Practice'') (''NSCP'') pursuant to a Stock Purchase Agreement dated as of November 30, 1994 by and among the Company, Axiom and each of the stockholders of Axiom (the ''Purchase Agreement''). Mr. David Jackson, a Vice President of the Company, was President and a principal stockholder of Axiom and, in exchange for his stock, received $97,500 at the closing of the acquisition and a subordinated, non-negotiable promissory note in the principal amount of $292,500, with interest at the prime rate as recalculated on each anniversary of the note, payable in six equal semi-annual installments commencing May 30, 1996. In addition, Mr. Jackson is eligible to receive certain additional payments for his stock equal to 39% (representing his equity interest in Axiom) of an amount equal to (i) 30% of the net profits, if any, of NSCP (determined in accordance with the Purchase Agreement) for the 12 months ended November 30, 1996, plus
(ii) 25% of the net profits, if any, of NSCP for the 12 months ended November 30, 1997, plus (iii) 20% of the net profits, if any, of NSCP for the 12 months ended November 30, 1998, provided that if the actual total revenue for NSCP (determined in accordance with the Purchase Agreement) for the 12 months ended November 30, 1998 exceeds the revenue targeted for such period in NSCP's strategic plan, then the payment shall equal the greater of 20% of the net profit, if any, of NSCP for the 12 months ended November 30, 1998 or $3 million less the aggregate amount of contingent payments previously paid under clauses
(i) and (ii) above.

  Mr. O'Brien, a director of the Company, is a director of Bank of Boston Corporation. The First National Bank of Boston, a subsidiary of Bank of Boston Corporation, will serve as the Company's Transfer Agent and Registrar.

  The Company has adopted a policy that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                 AUDIT MATTERS

  Price Waterhouse LLP has been selected to audit the financial statements of the Company for the fiscal year ending June 28, 1997, and to report the results of their examination.

  A representative of Price Waterhouse LLP is expected to be present at the Meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.


                             STOCKHOLDER PROPOSALS

  Proposals of stockholders submitted for consideration at the Annual Meeting of Stockholders in 1997 must be received by the Company no later than June 17, 1997.

                                 OTHER BUSINESS

  The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

                   FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

  A copy of the Company's annual report Form 10-K filed with the Securities and Exchange Commission is available to stockholders without charge by writing to the Registry, Inc., ATTN: Investor Relations, 189 Wells Avenue, Newton, Massachusetts 02159. A copy of the Company's Annual Report accompanies this proxy statement.

                                  DETACH HERE                            REG F


                               THE REGISTRY, INC.
P            Proxy Solicited on Behalf of the Board of Directors of
               the Company for Annual Meeting, November 21, 1996
R

O    The Undersigned appoints Robert E. Foley and Richard L. Bugley, and each of them, as proxies, each with the power of substitution, and authorizes them
X to represent and vote all shares of Common Stock of The Registry, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held at the
Y offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:00 a.m., on Thursday, November 21, 1996, for the following purposes set forth on the reverse side.




                         CONTINUED ON THE REVERSE SIDE       [SEE REVERSE]
                                                             [    SIDE   ]

                      COMPANY HIGHLIGHTS DURING FISCAL YEAR 1996

* The Company completed an initial public offering of its common stock in June of 1996. The common stock is traded on the Nasdaq National Market under the symbol REGI.

*  During fiscal 1996, the Company reported a 47.5% increase in revenue.

* The Company acquired Morris Information Systems (MIS) in August of 1996. MIS has offices in Houston, Texas, and Columbia, South Carolina, providing the Company with two new geographic markets.






                                      DETACH HERE                      REG 2F

   Please mark
[X]votes as in
   this example.

   1. To elect on Class 1 director                     2. To amend the Company's Articles          FOR  AGAINST ABSTAIN
   Nominee: Robert P. Badavas                             of Organization to increase the          [_]    [_]     [_]
                                                          number of authorized shares of
         FOR   WITHHELD                                   capital stock of the Company from
         [_]     [_]                                      30,000,000 shares, consisting of
                                                          20,000,000 shares of common
                                                          stock, no per value ("Common
                                                          Stock"), and 1,000,000 shares of
                                                          preferred stock, per value $.10 per
                                                          share ("Preferred Stock") to
                                                          50,000,000 shares, consisting of
                                                          49,000,000 shares of Common
                                                          Stock, and 1,000,000 shares of
                                                          Preferred Stock.

                                                       3. To transact any other business that may properly come
                                                          before the meeting or any adjournment thereof.

                                                                                                   MARK HERE
                                                                                                   FOR ADDRESS  [_]
                                                                                                   CHANGE AND
                                                                                                   NOTE AT LEFT

                                                     Please sign exactly as name appears hereon and date.
                                                     Where shares are held jointly, both holders should sign.
                                                     When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:_________________________________________ Date: __________________ Signature:__________________________ Date:_________